                                                                  Conformed Copy

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 --------------------

                                       FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                                ----------------------

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)

                                ----------------------

                                 MARINE MIDLAND BANK
                 (Exact name of trustee as specified in its charter)

New York                                             16-1057879
(Jurisdiction of incorporation                   (I.R.S. Employer
 or organization if not a U.S.                   Identification No.)
 national bank)

140 Broadway, New York, N.Y.                        10005-1180
(212) 658-1000                                           (Zip Code)
(Address of principal executive offices)

                                   Charles E. Bauer
                                    Vice President
                                 Marine Midland Bank
                                     140 Broadway
                            New York, New York 10005-1180
                                 Tel: (212) 658-1792
              (Name, address and telephone number of agent for service)

                        JITNEY-JUNGLE STORES OF AMERICA, INC.
                 (Exact name of obligor as specified in its charter)

Mississippi                                      64-0280539
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)

1770 Ellis Avenue, Suite 200
Jackson, Mississippi                                 39204
(601) 965-8600                                     (Zip Code)
(Address of principal executive offices)

                        10_%SENIOR SUBORDINATED NOTES DUE 2007
                           (Title of Indenture Securities)

                                       General

Item 1. GENERAL INFORMATION.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

Item 16.  LIST OF EXHIBITS.


EXHIBIT
-------

T1A(i)                  *    -    Copy of the Organization Certificate of
Marine Midland Bank.

T1A(ii)                 *    -    Certificate of the State of New York Banking
                                  Department dated December 31, 1993 as to the authority of Marine Midland Bank to commence business.

T1A(iii)                     -    Not applicable.

T1A(iv)                 *    -    Copy of the existing By-Laws of Marine
                                  Midland Bank as adopted on January 20, 1994.

T1A(v)                       -    Not applicable.

T1A(vi)                 *    -    Consent of Marine Midland Bank required by
                                  Section 321(b) of the Trust Indenture Act of
                                  1939.

T1A(vii)                     -    Copy of the latest report of condition of the
                                  trustee (June 30, 1997), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                    -    Not applicable.

T1A(ix)                      -    Not applicable.


    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                      SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 16th day of October, 1997.



                                       MARINE MIDLAND BANK


                                       By:   /s/ Frank J. Godino
                                            ----------------------------------
                                            Frank J. Godino
                                            Assistant Vice President

                                                               EXHIBIT T1A (vii)

                             Board of Governors of the Federal Reserve System
                               OMB Number: 7100-0036
                               Federal Deposit Insurance Corporation
                               OMB Number: 3064-0052
                               Office of the Comptroller of the Currency
                               OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL    Expires March 31, 1999
--------------------------------------------------------------------------------

1 This financial information has not                                      /1/
  been reviewed, or confirmed for accuracy
  or relevance, by the Federal Reserve System.   Please refer to page i,
                                                 Table of Contents, for
                                                 the required disclosure
                                                 of estimated burden.
--------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031


REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1997

This report is required by law; 12 U.S.C. Section 324         This report form is to be filed by banks with branches
(State member banks); 12 U.S.C. Section 1817 (State           and consolidated subsidiaries in U.S. territories and
nonmember banks); and 12 U.S.C. Section 161 (National         possessions, Edge or Agreement subsidiaries, foreign
banks).                                                       branches, consoli-dated foreign subsidiaries, or
                                                              International Banking Facilities.
---------------------------------------------------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed      The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must     accordance with Federal regulatory authority
be attested to by not less than two directors (trustees)      instructions.  NOTE: These instructions may in some cases
for State nonmember banks and three directors for State       differ from generally accepted accounting principles.
member and National Banks.
                                                              We, the undersigned directors (trustees), attest to the
I, Gerald A. Ronning, Executive VP & Controller               correctness of this Report of Condition (including the
   ---------------------------------------------              supporting schedules) and declare that it has been
    Name and Title of Officer Authorized to Sign Report       examined by us and to the best of our knowledge and
                                                              belief has been prepared in conformance with the
of the named bank do hereby declare that these Reports of     instructions issued by the appropriate Federal regulatory
Condition and Income (including the supporting schedules)     authority and is true and correct.
have been prepared in conformance with the instructions
issued by the appropriate Federal regulatory authority           /s/ James H. Cleave
and are true to the best of my knowledge and believe.         -------------------------------------
                                                              Director (Trustee)
    /s/ Gerald A. Ronning
    -------------------------------------------                  /s/ Bernard J. Kennedy
Signature of Officer Authorized to Sign Report                -------------------------------------
                                                              Director (Trustee)
       7/25/97
-----------------------------------------------                  /s/ Malcolm Burnett
Date of Signature                                             -------------------------------------
                                                              Director (Trustee)
---------------------------------------------------------------------------------------------------------------------------
FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to
the appropriate Federal Reserve District Bank.                NATIONAL BANKS: Return the original only in the SPECIAL
                                                              RETURN ADDRESS ENVELOPE PROVIDED.  If express mail is
STATE NONMEMBER BANKS: Return the original only in the        used in lieu of the special return address envelope,
SPECIAL RETURN ADDRESS ENVELOPE PROVIDED.  If express         return the original only to the FDIC, c/o Quality Data
mail is used in lieu of the special return address            Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
envelope, return the original only to the FDIC, c/o
Quality Data Systems, 2127 Espey Court, Suite 204,
Crofton, MD 21114.
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FDIC Certificate Number  / 0 / 0 / 5 / 8 / 9 /
                        ----------------------
                             (RCRI 9030)

                                        NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
          Name of Bank                City


in the state of New York, at the close of business June 30, 1997

                                        ASSETS
                                 Thousands of dollars

Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin....................................        $1,044,050
   Interest-bearing balances ...........................         2,065,434
   Held-to-maturity securities..........................                 0
   Available-for-sale securities........................         3,576,879

   Federal funds sold and securities purchased
   under agreements to resell...........................         3,311,653

Loans and lease financing receivables:

   Loans and leases net of unearnedincome...............        20,801,413
   LESS: Allowance for loan and lease losses............           429,338
   LESS: Allocated transfer risk reserve................                 0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................        20,372,075
   Trading assets.......................................           982,806
   Premises and fixed assets (including
   capitalized leases)..................................           221,952

Other real estate owned.................................             8,293
Investments in unconsolidated
subsidiaries and associated companies...................                 0
Customers' liability to this bank on
acceptances outstanding.................................            26,490
Intangible assets.......................................           495,034
Other assets............................................           530,288
Total assets............................................        32,634,954


LIABILITIES

Deposits:
   In domestic offices..................................        20,705,098

   Noninterest-bearing..................................         4,382,353

   Interest-bearing.....................................        16,322,745

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................................         3,458,100

   Noninterest-bearing..................................                 0
   Interest-bearing.....................................         3,458,100

Federal funds sold and securities purchased
   under agreements to resell...........................         3,784,599
Demand notes issued to the U.S. Treasury................           300,000
Trading Liabilities.....................................           169,194

Other borrowed money:
   With a remaining maturity of one year or less........           878,716
   With a remaining maturity of more than
   one year through three years.........................           133,670
   With a remaining maturity of more than three years...           112,907
Bank's liability on acceptances executed and
outstanding.............................................            26,490
Subordinated notes and debentures.......................           497,648
Other liabilities.......................................           336,900
Total liabilities.......................................        30,403,322
Limited-life preferred stock and related surplus........                 0

EQUITY CAPITAL

Perpetual preferred stock and related surplus...........                 0
Common Stock............................................           205,000
Surplus.................................................         1,983,530
Undivided profits and capital reserves..................            38,878
Net unrealized holding gains (losses)
on available-for-sale securities........................             4,224
Cumulative foreign currency translation adjustments.....                 0
Total equity capital....................................         2,231,632
Total liabilities, limited-life
preferred stock, and equity capital.....................        32,634,954